EXHIBIT 5.2

                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                            New York, New York 10019

                                    May 13, 1997

Independent Bank Corp.
Independent Capital Trust I
c/o Independent Bank Corp.
588 Union Street
Rockland, Massachusetts 02370

            Re:   Independent Bank Corp.;
                  Independent Capital Trust I;
                  Registration Statement on Form S-3
                  (Registration Nos. 333-25999 and 333-25999-01)

Ladies and Gentlemen:

            We have acted as special Delaware counsel to (1) Independent Capital Trust I (the "Trust"), a statutory business trust formed under the laws of the State of Delaware, and (2) Independent Bank Corp., a corporation organized under the laws of the State of Massachusetts (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (Registration Nos. 333-25999 and 333-25999-01), filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on April 28, 1997 under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 thereto, filed with the Commission on May 13, 1997 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), in connection with the public offering of up to 1,150,000 preferred securities (the "Trust Preferred Securities") of the Trust.
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Independent Capital Trust I
Independent Bank Corp.
May 13, 1997
Page 2


            The Trust Preferred Securities are to be issued pursuant to the Amended and Restated Declaration of Trust of the Trust (the "Declaration"), among the Company, as sponsor, The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), The Bank of New York, as property trustee (the "Property Trustee"), and Douglas H. Philipsen, Richard J. Seaman and Russell N. Viau, as administrative trustees (together, the "Administrative Trustees").

            This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust of the Trust (the "Certificate of Trust"), filed with the Secretary of State of the State of Delaware on April 28, 1997; (ii) the form of the Declaration; (iii) the form of the Trust Preferred Securities and (iv) the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic or facsimile copies and the authenticity of the originals of such copies. In making our examination of documents executed, or to be executed, by parties other than the Trust we have assumed that the parties thereto had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and
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Independent Capital Trust I
Independent Bank Corp.
May 13, 1997
Page 3


have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. In addition, we have assumed that the Declaration and the Trust Preferred Securities, when executed, will be executed in substantially the forms reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

            Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

            Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Trust Preferred Securities, when the Declaration is duly executed and delivered by the parties thereto and the terms of the Trust Preferred Securities are established in accordance with the terms of the Declaration, will be duly authorized for issuance and, when issued, executed and authenticated in accordance with the Declaration and delivered and paid for as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of the Trust; and the holders of such Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of Trust Preferred Securities of the Trust may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of such Trust Preferred Securities and (ii) provide security and indemnity in connection
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Independent Capital Trust I
Independent Bank Corp.
May 13, 1997
Page 4


with the requests of or directions to the Property Trustee of the Trust to exercise its rights and powers under the Declaration.

            We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                        Very truly yours,